SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _____)

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commission. Only (as permitted by Rule 14a-6(e)(2))

[    ] Definitive Proxy Statement

[ x ] Definitive Additional Materials

[    ] Soliciting Material Pursuant to Rule 14a-12

DOR BioPharma, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ x ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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DOR BIOPHARMA, INC.
1101 Brickell Avenue, Suite 701-S
Miami, Florida 33131

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To the Stockholders:

The Annual Meeting of Stockholders of DOR BioPharma, Inc. will be held at the J.W. Marriott on the 5th Floor, 1109 Brickell Avenue, Miami, FL 33131, on September 27, 2007, 2007 at 10:30 AM, Eastern Daylight Time, for the following purposes, each as more fully described in the Proxy Statement for Annual Meeting of Stockholders:

1.  To elect four directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.  To approve the grant of discretionary authority to the Board of Directors for a twenty four month period form the date of the Annual Meeting (a) to amend our Amended and Restated Certificate of Incorporation to change the name of our Company or (b) to determine not to proceed with the name change;

3.  To approve the grant of discretionary authority to the Board of Directors for a twenty four month period form the date of the Annual Meeting (a) to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-two to one-for-ten, determine the effective date of the reverse stock split, and to proportionately reduce the number of shares of our common stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of our common stock authorized for issuance;

4.  To amend our 2005 Equity Incentive Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares;

5.  To ratify the appointment of Sweeney, Gates & Co. as our independent auditors for the year ending December 31, 2007; and

6.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders may access the Notice of Annual Meeting of Stockholders, the Proxy Statement for Annual Meeting of Stockholders, the Proxy and the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 at proxy.dorbiopharma.com

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 27, 2007.

•
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The proxy statement and annual report to security holders are available at proxy.dorbiopharma.com.
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If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before September 7, 2007 to facilitate timely delivery.

Stockholders may request paper copies of the proxy materials, for all meetings and for the particular meeting to which this Notice relates and obtain directions to be able to attend the Annual Meeting and vote in person via Internet, telephone or e-mail as more fully described below:

Unrestricted Stockholders:

•	By Internet: Go to www.investorEconnect.com and follow the instructions.
•	By Telephone: Call 1-800-579-1639
•	By E-Mail: Email sendmaterial@investorEconnect.com

Restricted Stockholders:

•	By Internet: Go to proxy.dorbiopharma.com and follow the instructions.
•	By Telephone: Call 1-866-668-8562
•	By E-Mail: Email info@amstock.com

By Order of the Board of Directors

/s/ Christopher J. Schaber

Christopher J. Schaber, Ph.D.
President and Chief Executive Officer

Miami, Florida
August 17, 2007